EX-4.17

                     FORM OF SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE
SECURITIES LAWS, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 18(A) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(C)(III) OF THIS NOTE. THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A INTERCREDITOR AGREEMENT BY AND BETWEEN FORTRESS CREDIT CORP., AS AGENT (OR ANY SUCCESSOR OR REPLACEMENT AGENT) FOR CERTAIN OTHER FINANCIAL INSTITUTIONS UNDER THE SENIOR LOAN AGREEMENT (HEREINAFTER DEFINED), AND LAW DEBENTURE TRUST COMPANY OF NEW YORK (OR ANY SUCCESSOR OR REPLACEMENT COLLATERAL AGENT), IN ITS CAPACITY AS COLLATERAL AGENT, FOR THE HOLDER OF THIS NOTE AND THE HOLDERS OF THE OTHER NOTES, DATED AS OF NOVEMBER 8, 2006 AS AMENDED PURSUANT TO AMENDMENT NO. 1 TO INTERCREDITOR AND SUBORDINATION AGREEMENT DATED MAY __, 2007 (AS THE SAME MAY BE AMENDED SUPPLEMENTED, RESTATED, NOVATED OR REPLACED (INCLUDING IN CONNECTION WITH REPLACEMENT SENIOR FINANCING) FROM TIME TO TIME, THE "INTERCREDITOR AGREEMENT"). THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT (NOTES AND WARRANTS), DATED AS OF NOVEMBER 8, 2006, BY AND AMONG MARITIME LOGISTICS US HOLDINGS INC., THE BUYERS LISTED THEREIN, LAW DEBENTURE TRUST COMPANY OF NEW YORK, AS COLLATERAL AGENT FOR SUCH BUYERS AND SUMMIT GLOBAL LOGISTICS, INC. PURSUANT TO THAT CERTAIN JOINDER AGREEMENT, DATED AS OF NOVEMBER 8, 2006, AS SUCH SECURITIES PURCHASE AGREEMENT HAS BEEN AMENDED, RESTATED, SUPPLEMENTED AND/OR MODIFIED TO DATE AND/OR FROM TIME TO TIME.



                          SUMMIT GLOBAL LOGISTICS, INC.

                         SENIOR SECURED CONVERTIBLE NOTE


Original Issuance Date: May __, 2007    Original Principal Amount: U.S. $_______


               FOR VALUE  RECEIVED,  Summit Global  Logistics,  Inc., a Delaware
corporation (formerly known as Aerobic Creations, Inc., the "COMPANY"), hereby promises to pay to the order of [_________]or registered permitted assigns ("HOLDER") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption (or prepayment), conversion or otherwise, the "PRINCIPAL") when due, whether upon the Maturity Date (as defined below), acceleration, redemption (or prepayment) or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at the applicable Interest Rate, from May __, 2007 (the "INTEREST COMMENCEMENT DATE") until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption (or prepayment) or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, as amended, restated, supplemented and/or modified from time to time in accordance with the provisions hereof, this "NOTE") is one of an issue of Senior Secured Convertible Notes and Amended and Restated Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement (as defined below) on the Original Issuance Date (such other Senior Secured Convertible Notes and Amended and Restated Senior Secured Convertible Notes, as amended, restated, supplemented and/or modified to date and from time to time, the "OTHER NOTES"). Certain capitalized terms used herein are defined in Section
28. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

               (1) MATURITY. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. The "MATURITY DATE" shall be November 8, 2011, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.
Except as specifically set forth in Section 8 hereof, this Note is not voluntarily prepayable.

               (2) INTEREST; INTEREST RATE. (a) Interest on the Principal then-outstanding under this Note (i) shall accrue interest at the Interest Rate, commencing on the Interest Commencement Date, (ii) shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months and
(iii) shall be payable in arrears for each Calendar Quarter on the first day of the succeeding Calendar Quarter during the period beginning on the Interest Commencement Date and ending on, and including, the Maturity Date (each, an

"INTEREST DATE") with the first Interest Date being July 1, 2007 provided that, all Interest accruing for the five (5) consecutive Calendar Quarters ending after the Original Issuance Date, commencing with the Calendar Quarter ending on June 30, 2007, shall, at the option of the Company, after giving written notice to the Holder on or prior to the first day of each such Calendar Quarter other than with respect to Calendar Quarter ending on June 30, 2007 (in which case, no such notice is required), accrue in arrears on the first day of the succeeding Calendar Quarter and shall not be payable until the Maturity Date (or earlier, in the event that all Principal hereunder is being converted to Common Stock (prior to the Maturity Date) in accordance with this Section 2, on the Conversion Date with respect thereto). Interest on this Note shall accrue from the Interest Commencement Date until the earlier to occur of the date (i) the Principal Amount is paid or, if a paying agent is engaged by the Company, transferred to such paying agent with instructions to pay the same and (ii) all amounts outstanding under this Note are converted to Common Stock in accordance with the provisions hereof. Interest shall be payable or accrue, as applicable in accordance with this Section 2(a), on each Interest Date to the record holder of this Note on the applicable Interest Date, and to the extent that any principal amount of this Note is converted prior to such Interest Date, accrued and unpaid Interest in respect of such converted principal amount and accrued and unpaid Late Charges in respect of such converted principal amount and Interest shall be paid on the Conversion Date (as defined below) to the record holder of this Note on the applicable Conversion Date, in cash.

                    (b) Interest on this Note that is payable, and is punctually paid or duly provided for, on any Interest Date shall be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose or at the office of a payment agent located in the state of New York engaged by the Company for the purpose of making payments under this Note and the Other Notes. Each payment of interest on this Note shall be made by check mailed to the address of the Holder specified in the register of Notes; PROVIDED, HOWEVER, that, at the request of the Holder in writing to the Company, interest on the Holder's Note(s) shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by the Holder from time to time to the Company at least ten (10) Business Days prior to the applicable Interest Date or Conversion Date.

                    (c) From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to two percent (2.0%) in excess of the Interest Rate otherwise payable at such time. In the event that such Event of Default is subsequently cured or waived, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure or waiver; PROVIDED that, the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default to but excluding the date of cure or waiver of such Event of Default. For purposes of this Section 2(c), the period of the Event of Default in respect of Section 4(a)(i) only, shall commence the first day after the grace periods specified therein expire and shall end on the day upon which the applicable Registration Statement becomes effective or again becomes available, as applicable.

               (3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 3.

                    (a) CONVERSION RIGHT. Subject to the provisions of Section 3(d), at any time or times on or after the Original Issuance Date, the Holder shall be entitled to convert all or any portion of the Principal then-outstanding into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down, as applicable, to the nearest whole share. The Company shall pay any and all taxes that may be payable in respect of the issuance and delivery of shares of Common Stock upon conversion of any Principal.

                    (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the "CONVERSION RATE").

                         (i)  "CONVERSION  AMOUNT"  means  the  portion  of  the
Principal to be converted, redeemed or otherwise in respect of which the applicable determination is being made.

                         (ii)  "CONVERSION  PRICE" means,  as of any  Conversion
Date (as defined below) or other date of determination, $5.50 per share of Common Stock.

                    (c) MECHANICS OF CONVERSION.

                         (i)  OPTIONAL  CONVERSION.  To convert  any  Conversion
Amount into shares of Common Stock on any date (a "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as EXHIBIT I (the "CONVERSION NOTICE") to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking in respect of this Note in the case of its loss, theft or destruction). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "TRANSFER AGENT"), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein (the "SHARE DELIVERY DATE"), and (X) provided that the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, the applicable registration statement is effective under the 1933 Act and provided that the Holder is eligible to receive shares of Common Stock through DTC, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Holder is not eligible to receive shares of Common Stock through DTC, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, pay to the Holder in cash an amount equal to the accrued and unpaid Interest and Late Charges (as defined in Section 24(b)), if any, on the Conversion Amount up to and including the Conversion Date. The Holder undertakes that whenever the Company credits securities as set forth in clause
(1)(X) of the preceding sentence, (A) upon receipt of notice from the Company that the applicable registration statement is not, or no longer is, effective in respect of the resale of such securities, the Holder will not transfer such securities (other than (I) in connection with a transfer, wherein the Holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such transfer may be made without registration under the applicable requirements of the 1933 Act, or
(II) the Holder provides the Company with assurances reasonably acceptable to the Company that the transfer may be effected pursuant to Rule 144 or Rule 144) until the Company notifies the Holder that the applicable registration statement becomes effective (again), and (B) the Holder shall indemnify and hold the Company harmless against any claim of securities laws violations in respect of the transfer (after the receipt of the first notice from the Company provided for in clause (A) of this sentence but prior to the receipt of the second notice from the Company provided for in clause (A) of this sentence) by the Holder of any security as to which such credit at DTC has been effected. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note (the "NOTE DELIVERY DATE") and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                         (ii) COMPANY'S FAILURE TO TIMELY CONVERT.

                         (A)  CONVERSION  FAILURE.  Subject  to  the  terms  and
conditions of this Note, if the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Trading Days after the Conversion Date (a "CONVERSION FAILURE"), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "BUY-IN"), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable out of pocket brokerage commissions, and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "BUY-IN PRICE"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

                         (B) NOTICE OF VOID CONVERSION; ADJUSTMENT TO CONVERSION
PRICE. If for any reason the Holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the Share Delivery Date in respect of a conversion of this Note, other than due to the pendency of a dispute being resolved in accordance with Section 23 (a "CONVERSION FAILURE"), then the Holder, upon written notice to the Company, may void its Conversion Notice in respect of, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to the Holder's Conversion Notice.

                         (iii)  BOOK-ENTRY.   Notwithstanding  anything  to  the
contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) all of the Principal is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal converted (and the Interest and Late Charges paid in respect thereof) and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion. Notwithstanding the foregoing, if this Note is converted or redeemed as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder may request, representing in the aggregate the remaining Principal represented by this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion or redemption of any portion of this Note, the Principal of this Note may be less than the principal amount stated on the face hereof.

                         (iv) PRO RATA CONVERSION;  DISPUTES.  In the event that
the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 23.

                    (d) LIMITATIONS ON CONVERSIONS.

                         (i) BENEFICIAL OWNERSHIP.  The Company shall not effect
any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 9.99% (the "MAXIMUM PERCENTAGE") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion; PROVIDED, HOWEVER, that following the Optional Redemption Notice Date (as defined in Section 8(a)) the Maximum Percentage shall be of no further force and effect on the Optional Redemption Date, solely for purposes of effecting a Optional Redemption pursuant to Section 8. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note in respect of which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this
Section  3(d)(i),  beneficial  ownership  shall be calculated in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB or Form 8-K, as the case may be,
(y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall promptly, but in no event no later than two (2) Business Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

                         (ii) PRINCIPAL MARKET REGULATION. The Company shall not
be obligated to issue any shares of Common Stock upon conversion of this Note, and the Holder of this Note shall not have the right to receive upon conversion of this Note any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Notes, the PIPE Notes and Warrants without breaching the Company's obligations under the rules or regulations of the applicable Eligible Market (the number of shares which may be issued without violating such rules and regulations, the "EXCHANGE CAP"), except that such limitation shall not apply in the event that the Company
(A) obtains the approval of its stockholders as required by the applicable rules of such Eligible Market for issuances of shares of Common Stock in excess of such amount (the "STOCKHOLDER APPROVAL") or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Unless and until such Stockholder Approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (each, a "PURCHASER") shall be issued in the aggregate, upon conversion or exercise or otherwise, as applicable, of Notes or Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to the

Securities Purchase Agreement on the Original Issuance Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Original Issuance Date and the aggregate principal amount of the PIPE Notes issued on the Original Issuance Date (in respect of each Purchaser, the "EXCHANGE CAP ALLOCATION"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Notes, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee in respect of the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder's Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

               (4) RIGHTS UPON EVENT OF DEFAULT.

                    (a) EVENT OF DEFAULT. Each of the following events shall constitute an "EVENT OF DEFAULT":

                         (i)  the   failure  of  the   applicable   Registration
Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder's Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than three times in any 365-day period that does not exceed thirty (30) days in the aggregate (other, in each case, than days during an Allowable Grace Period or a Maintenance Grace Period (as defined in the Registration Rights Agreement));

                         (ii) the  suspension  from  trading  or  failure of the
Common  Stock to be quoted or listed on an Eligible  Market for a period of five
(5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

                         (iii) the  Company's  (A) failure to cure a  Conversion
Failure by delivery, subject to the Conversion Limitations set forth in Section 3(d), of the required number of shares of Common Stock within fifteen (15) Business Days after the applicable Conversion Date or (B) written notice to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes, other than pursuant to Section 3(d);

                         (iv)  at  any  time  following  the  twentieth   (20th)
consecutive Business Day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

                         (v) the  Company's  failure  to pay to the  Holder  any
amount of Principal (including, without limitation, any redemption payments), Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, (A) in the case of a failure to pay Interest or Late Charges when and as due, in which case only if such failure continues for a period of at least five (5) Business Days and (B) if such payment is prohibited by the Intercreditor Agreement due solely to the existence of an Event of Default occurring under any of the Senior Loan Documents triggered pursuant to the Intercreditor Agreement or the Senior Loan Agreement by the Holder's breach of this Note or any Transaction Document to which such Holder is a party;

                         (vi) the Company's or any  Subsidiary's  failure to pay
any principal of or interest or premium on any of its Indebtedness (excluding Indebtedness under the Senior Loan and Indebtedness evidenced by any of the Notes), to the extent that the aggregate principal amount of all such Indebtedness exceeds $2,000,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof, except, if such failure is caused by the Holder's breach of this Note or any of the Transaction Documents to which such Holder is a party;

                         (vii) the Company or any of its  Subsidiaries (A) shall
institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for any such Person or for any substantial part of its property, or any other Insolvency Proceeding, (B) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall be unable to pay its debts, (C) shall make a general assignment for the benefit of creditors, or (D) shall take any action to authorize or effect any of the actions set forth above in this subsection (vii);

                         (viii) any proceeding  shall be instituted  against the
Company or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for any such Person or for any substantial part of its property, or any other Insolvency Proceeding shall be instituted against the Company or any Subsidiary, and any such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, administrative receiver, administrator, trustee, custodian, liquidator or other similar official for it or for any substantial part of its property) shall occur;

                         (ix) any  provision of any Note,  Security  Document or
the Intercreditor Agreement or any other security document entered into for the benefit of the Collateral Agent (as defined in the Securities Purchase Agreement) or any Holder, after delivery thereof pursuant the Securities Purchase Agreement or any Note shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company or any Guarantor under the Guaranties (as defined in the Securities Purchase Agreement) (each, a "GUARANTOR" and collectively, the "GUARANTORS") intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Guarantor or any
Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any the Company or any Guarantor shall deny in writing that it has any liability or obligation purported to be created under any Note or Security Document;

                         (x)   the   Security   Agreement,   the   Intercreditor
Agreement, any Pledge Agreement, Guaranty (as each such term is defined in the Securities Purchase Agreement) or any other security document entered into for the benefit of the Collateral Agent (as defined in the Securities Purchase Agreement) or any Holder, after delivery thereof pursuant the Securities Purchase Agreement or any Note, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, second priority Lien (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of Holders on any Collateral purported to be covered thereby;

                         (xi) the loss,  suspension or revocation of, or failure
to renew, any license or permit now held or hereafter acquired by the Company or any Guarantor, if such license or permit is not replaced with a similar license or permit and, after giving effect to such replacement license or permit, such loss, suspension, revocation or failure to renew has or could reasonably be expected to have a Material Adverse Effect;

                         (xii) the  indictment  of the Company or any  Guarantor
under any criminal statute, or commencement of criminal or civil proceedings against the Company or any Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;

                         (xiii) a Change of Control shall have occurred;

                         (xiv)  a  breach,   default,   event  of   default   or
termination shall occur under any Acquisition Document (as defined in the Senior Loan Agreement) or other Material Contract after giving effect to applicable grace periods, if any, contained in any such Acquisition Document or other Material Contract that gives any third party the right to terminate any such Acquisition Document or other Material Contract or that otherwise could reasonably be expected to have a Material Adverse Effect;

                         (xv) one or more  final  judgments  or  orders  for the
payment of money is rendered against any the Company or any Subsidiary in excess of $2,000,000 in the aggregate (provided that, any judgment covered by insurance where the insurer has assumed responsibility in writing for such judgment and acknowledged that the Company or Subsidiary, as applicable, will receive the proceeds of such insurance within thirty (30) days of the issuance of a final, non-appealable judgment and execution thereon is effectively stayed shall not be included in calculating such amount) and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed, or any final judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against the Company or any Subsidiary or any of the Collateral having a value in excess of $2,000,000 and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed;

                         (xvi) (A) Any  representation  or warranty  made by the
Company or any Subsidiary herein (a) containing a materiality threshold, is incorrect or misleading when made or (b) in respect of any such representation or warranty which does not contain a materiality threshold, the same is materially misleading or materially incorrect when made or (B) the Company breaches any covenant (other than the covenants set forth in Section 14 of this Note) or other term or condition of any Transaction Document, except, in the case of a breach of a covenant, term or condition which is curable, only if such breach continues for a period of at least twenty (20) consecutive Business Days after notice thereof;

                         (xvii) any  breach or failure in any  respect to comply
with Section 14 of this Note, Sections 6(e), (g), or (h) of the Pledge Agreement, or Sections 5(e)(i), (g), or the first sentence of Section 5 (i) of the Security Agreement;

                         (xviii)  any Event of Default  (as defined in the Other
Notes) occurs in respect of any Other Note;

                         (xix)  the  occurrence  of any  acceleration  under the
Senior Loan Documents in respect of Indebtedness outstanding thereunder;

                         (xx)  the  Company  and/or  any   Guarantor(s)   is/are
enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its or their business for more than ten (10) days provided that such curtailment could reasonably be expected to have a Material Adverse Effect;

                         (xxi)  any  material  damage  to,  or  loss,  theft  or
destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than ten (10) days, the cessation or substantial curtailment of revenue producing activities at any facility of any Obligor, if any such event or circumstance has or could reasonably be expected to have a Material Adverse Effect; or

                         (xxii) at any time  after  the  initial  employment  by
ShellCo of the Consultant, (i) ShellCo terminates the employment of the Consultant, or limits or attempts to limit the scope of the engagement of the Consultant, without the consent of Required Holders provided that ShellCo may terminate the Consultant (without being required to replace the same) at any time after December 31, 2007 if no Event of Default is then continuing or (ii) ShellCo, or any member of senior management of ShellCo, shall fail to cooperate with the Consultant in connection with the Consultant providing the services for which it was engaged; or

                         (xxiii)  any  cessation  of a  substantial  part of the
business of the Company and/or any Guarantor(s) for a period which could reasonably be expected to have a Material Adverse Effect.

                    (b) REDEMPTION RIGHT. Upon the Company's obtaining knowledge of the occurrence of an Event of Default in respect of this Note or any Other Note, the Company shall, as soon as possible, but in any event, within four (4) Business Days, deliver written notice thereof via facsimile and overnight courier (an "EVENT OF DEFAULT NOTICE") to the Holder. Subject to the provisions of the Intercreditor Agreement, at any time after the earlier of the Holder's receipt of such Event of Default Notice and the Holder's becoming aware of such an Event of Default in respect of this Note or any Other Note, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed as provided in Section 12(a), (provided that the Event of Default giving rise to such redemption right has not been cured or waived on or before the second (2nd) Business Day after the expiration of the payments standstill period set forth in the Intercreditor Agreement (notwithstanding any shorter cure period set forth in Section 4(a) or any other provision hereof)) by the Company at a price equal to the greater of (x) the product of (i) the Conversion Amount to be redeemed together with accrued and unpaid Interest and Late Charges, if any incurred up to and including the Conversion Date, in respect of such Conversion Amount and
(ii) the Redemption Premium or (y) the product of (A) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default multiplied by (B) the number of shares of Common Stock into which the amount set forth in clause (x) would have converted into in accordance with Section 3(a) (the "EVENT OF DEFAULT REDEMPTION PRICE"). For purposes of this Section 4(b) and
Section 12(a), an Event of Default occurring under Section 4(a)(i) hereof shall be deemed to be cured on the day upon which the applicable Registration Statement becomes effective or again becomes available, as applicable. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any

Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

               (5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

                    (a) ASSUMPTION. The Company shall not enter into or be party to a Fundamental Transaction unless, in the case of a Fundamental Transaction of the type described in clause (ii), (iii), (iv), or (v) of the definition thereof if the Successor Entity in such Fundamental Transaction is a person other than the Company, (i) such Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes, and reasonably satisfactory to the Required Holders and (ii) such Successor Entity (or its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (other than the Initial Principal Market). Upon the occurrence of any Fundamental Transaction, such Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to such Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, such Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company's Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

                    (b) REDEMPTION RIGHT. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "CHANGE OF CONTROL NOTICE"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending twenty (20) Trading Days after the consummation of such Change of Control, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("CHANGE OF CONTROL REDEMPTION NOTICE") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the

Company in cash at a price equal the product of (i) the sum of the Conversion Amount being redeemed plus accrued and unpaid Interest and Late Charges, if any, in respect of such Conversion Amount up to and including the date of redemption and (ii) the greater of (x) the quotient determined by dividing (A) the greatest of the Closing Sale Price of the Common Stock immediately prior to the consummation of the Change of Control, the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of the Common Stock immediately prior to the public announcement of such proposed Change of Control by (B) the Conversion
Price, and (y) the Change of Control Premium (such product, the "CHANGE OF CONTROL REDEMPTION PRICE"). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority over payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(c) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty, and the receipt by the Holder of the Change of Control Redemption Price shall constitute full satisfaction of the amount requested to be redeemed pursuant to this Section 5.

               (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

                    (a) PURCHASE RIGHTS. If at any time after the Original Issuance Date, the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (collectively, the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                    (b) OTHER CORPORATE EVENTS. In addition to and not in substitution for any other rights hereunder, but without duplication of the consideration issuable pursuant to Section 5(a), prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets in respect of or in exchange for shares of Common Stock (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled in respect of such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

               (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

                    (a) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If and whenever on or after the Original Issuance Date, the Company (i) issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Excluded Securities and Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security), Convertible Securities or Options entitling the recipient thereof to subscribe for or purchase shares of Common Stock for a consideration per share of Common Stock or (ii) amend or otherwise modify the terms of any Convertible Securities or Options to a price per share of Common Stock (such issuance, subscription or purchase price or amended or modified price being referred to as the "NEW ISSUANCE PRICE") less than a price (the "APPLICABLE PRICE") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be:

                         (i)  if  such  issuance   occurs  prior  to  the  first
anniversary of the Original Issuance Date, adjusted to equal the New Issuance Price, and

                         (ii) if such  issuance  occurs  on or after  the  first
anniversary of the Original Issuance Date, reduced to an amount equal to the product of (x) the Conversion Price in effect immediately prior to such Dilutive Issuance and (y) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by
(2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance.

                    (b) CERTAIN DISTRIBUTIONS TO HOLDERS OF COMMON STOCK. In case the Company shall at any time or from time to time, on or after the Original Issuance Date and prior to conversion of this Note, distribute to all holders of shares of Common Stock (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company, any Subsidiary or another issuer, securities of the Company (including Convertible Securities), any Subsidiary or another issuer or other assets (excluding dividends payable in shares of Common Stock for which adjustment is made under another paragraph of this Section 7 and any distribution in connection with the issuance of any Excluded Securities) or Options to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of distribution less the then fair market value (as determined by the Company's
Board of Directors in the exercise of their fiduciary duties with the concurrence of the Required Holders) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such Options to subscribe applicable to one share of Common Stock and (y) the denominator of which shall be the Weighted Average Price of the Common Stock for the five (5) consecutive Trading Days immediately prior to the date of distribution (but such fraction shall not be greater than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                    (c) DIVIDENDS AND CERTAIN OTHER EVENTS IN RESPECT OF THE COMMON STOCK. In the event that the Company shall at any time or from time to time, on or after the Original Issuance Date and prior to the conversion of this Note, (A) pay a dividend or make a distribution payable in shares of Common Stock on any class of shares of capital stock of the Company, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this Section 7(c) shall become effective immediately upon the opening of business on the day next following the record date (subject to Section 7(e) below) in the case of a dividend or distribution and shall become effective immediately upon the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

                    (d) TENDER OFFERS. In the event that the Company shall at any time or from time to time, on or after the Original Issuance Date and prior to the conversion of this Note, make a payment of cash or other consideration to the holders of shares of Common Stock in respect of a tender offer or exchange offer, other than an odd-lot offer, and the value of the sum of (i) the aggregate cash and other consideration paid for such shares of Common Stock, and (ii) any other consent or other fees paid to holders of shares of Common Stock in respect of such tender offer or exchange offer expressed as an amount per share of Common Stock validly tendered or exchanged pursuant to such tender offer or exchange offer, exceeds the Weighted Average Price of the Common Stock on the Trading Day immediately prior to the date any such tender offer or exchange offer is first publicly announced (the "ANNOUNCEMENT DATE"), then the Conversion Price shall be adjusted in accordance with the formula:

               R' = R x O' x P

               F + (P x O)

               For purposes of the foregoing formula:

               R = the Conversion Price in effect at the expiration time of the tender offer or exchange offer that is the subject of this Section 7(d) (the "EXPIRATION TIME");

               R' = the Conversion Price in effect immediately after the Expiration Time;

               F = the fair market value (as determined by the Company's Board of Directors in the exercise of their fiduciary duties with the concurrence of the Required Holders) of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock validly tendered or exchanged (including any consent or other fees) and not withdrawn prior to the Expiration Time (the "PURCHASED SHARES OF COMMON STOCK");

               O = the number of shares of Common Stock outstanding immediately after the Expiration Time less any Purchased Shares of Common Stock;

               O' = the number of shares of Common Stock outstanding immediately after the Expiration Time, plus any Purchased Shares of Common Stock; and

               P = the  Weighted  Average  Price of the Common Stock on the five
(5)  consecutive   Trading  Days  beginning  two  (2)  Trading  Days  after  the
Announcement Date.

Such decrease, if any, shall become effective immediately upon the opening of business on the day next following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any tender offer, but the Company is prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect if such tender or exchange offer had not been made. If the application of this Section 7(d) to any tender or exchange offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender or exchange offer under this Section 7(d).

                    (e) OTHER EVENTS. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

               (8) COMPANY'S RIGHT OF OPTIONAL REDEMPTION.

                    (a) OPTIONAL REDEMPTION. If on any Trading Day on or after the third anniversary of the Original Issuance Date and prior to the Maturity Date, the Weighted Average Price of the shares of Common Stock has equaled or exceeded 180% of the Conversion Price then in effect for each of 20 consecutive Trading Days ending on the Redemption Period End Day and provided that the applicable Eligible Market is not the Initial Principal Market and no Equity Conditions Failure then exists, the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note (an "OPTIONAL REDEMPTION"). The portion of this Note subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to the sum of (i) the Principal being redeemed and (ii) the amount of any accrued and unpaid Late Charges on such Principal and any accrued and unpaid Interest through the date of redemption (the "OPTIONAL REDEMPTION PRICE"). The Company may exercise its redemption right under this Section 8 by delivering a written notice thereof by confirmed facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the "OPTIONAL REDEMPTION NOTICE" and the date such notice is delivered to all the holders is referred to as the "OPTIONAL REDEMPTION NOTICE DATE"). The Optional Redemption Notice shall be irrevocable. The Optional Redemption Notice shall state (A) the date on which the Optional Redemption shall occur (the "OPTIONAL REDEMPTION DATE") which date shall be not less than 30 days nor more than 60 days after the Optional Redemption Notice Date, and (B) the aggregate principal amount (the "OPTIONAL REDEMPTION AMOUNT") of the Notes which the Company has elected to be subject to Optional Redemption from all of the holders of the Notes pursuant to this Section 8 (and analogous provisions under the Other Notes) on the Optional Redemption Date. The Company will make a public announcement containing the information set forth in the Optional Redemption Notice on or before the Optional Redemption Notice Date. The Company may not effect more than one Optional Redemption. Notwithstanding anything to the contrary in this Section 8, until the Optional Redemption Price is paid, in full, the Optional Redemption Amount may be converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Optional Redemption Notice Date shall reduce the Conversion Amount of this Note required to be redeemed on the Optional Redemption Date. Redemptions made pursuant to this Section 8 shall be made in accordance with
Section 12 to the extent applicable.

                    (b) PRO RATA REDEMPTION REQUIREMENT. If the Company elects to cause an Optional Redemption pursuant to Section 8(a), then it must simultaneously take the same action in respect of the Other Notes. If the Company elects to cause an Optional Redemption pursuant to Section 8(a) (or similar provisions under the Other Notes) in respect of less than all of the principal amount of the Notes then outstanding, then the Company shall require redemption of a principal amount from the Holder and each holder of the Other Notes equal to the product of (i) the aggregate principal amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 8(a), multiplied by (ii) the fraction, the numerator of which is the sum of the initial principal amount of Notes purchased by such holder and the denominator of which is the initial principal amounts of Notes purchased by all holders holding outstanding Notes (such fraction in respect of each holder is referred to as its "REDEMPTION ALLOCATION PERCENTAGE", and such amount in respect of each holder is referred to as its "PRO RATA REDEMPTION AMOUNT"); provided that in the event that the initial holder of any Notes has sold or otherwise transferred any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Redemption Allocation Percentage and Pro Rata Redemption Amount.

               (9) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

               (10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note subject to the Intercreditor Agreement.

               (11) RESERVATION OF AUTHORIZED SHARES.

                    (a) RESERVATION. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate in respect of the Conversion Amount of each such Note as of the Original Issuance Date. For so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the "REQUIRED RESERVE AMOUNT"). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder on the Original Issuance Date or increase in the number of reserved shares, as the case may be (the "AUTHORIZED SHARE ALLOCATION"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

                    (b) INSUFFICIENT AUTHORIZED SHARES. If at any time while any of the Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "AUTHORIZED SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

               (12) HOLDER'S REDEMPTIONS.

                    (a) MECHANICS. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice, if the Intercreditor Agreement does not prohibit the payment by the Company of the Default Redemption Price at such time, and if such payment is then so prohibited, on the third (3rd) Business Day after such prohibition lapses; provided that if the Event(s) of Default giving rise to the redemption right shall have been cured or waived on or before the second (2nd) Business Day after such prohibition's lapsing, such redemption right shall terminate. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company's receipt of such notice otherwise. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company's receipt of such notice,
(x) the Redemption Notice shall be null and void in respect of such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 18(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice in respect of the Conversion Amount subject to such notice.

                    (b) REDEMPTION BY OTHER HOLDERS. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) (each, an "OTHER REDEMPTION NOTICE"), the Company shall immediately, but no later than one (1) Business Day after its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three
(3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

               (13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware and as expressly provided in this Note.

               (14) COVENANTS.

                    (a) RANK.  All  payments  due under this Note (i) shall rank
(A) PARI PASSU with all Other Notes, (B) junior to the Permitted Senior Indebtedness, (C) senior to the Subordinated Indebtedness, all Indebtedness not constituting Permitted Indebtedness and all Permitted Indebtedness expressly designated as ranking junior to the Notes, and (D) PARI PASSU with all other Permitted Indebtedness and (ii) shall be secured by a security interest in substantially all of the assets of the Company and the Subsidiaries, other than the Foreign Subsidiaries (as defined in the Securities Purchase Agreement), the escrowed funds referenced in SCHEDULE 14(a) and as otherwise provided in the Security Agreement (junior only to the security interests securing the Permitted Senior Indebtedness) and such security interests shall rank PARI PASSU with the security interests securing the Indebtedness under the Other Notes.
Notwithstanding the foregoing, if Company shall have received notice of the existence of any Lien, the existence or priority of which is in violation of the first sentence of this Section 14(a), Company shall have ten (10) days after the receipt of such notice to remove such Lien (or obtain the agreement of the holder of such Lien that such Lien ranks in priority in accordance with the first sentence of this Section 14(a)).

                    (b) INCURRENCE OF INDEBTEDNESS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness.

                    (c) EXISTENCE OF LIENS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not, and the Company shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or in respect of any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof); sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts) with recourse to it or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens. Notwithstanding the foregoing, if Company shall have received notice of the existence of any Lien, the existence of which is in violation of the first sentence of this Section 14(c), Company shall have ten (10) days after the receipt of such notice to effect the removal of such Lien.

                    (d) RESTRICTED PAYMENTS. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than Permitted Senior Indebtedness, Indebtedness evidenced by the Other Notes or Permitted Indebtedness (other than the Permitted Indebtedness referenced in clauses (vi) and (xii) hereof and any other Subordinated Indebtedness), the payment of which shall not be restricted by the provisions of this Note, the Security Documents, the Warrant, the Securities Purchase Agreement or the Registration Rights Agreement), whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made, or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred or would occur and is, or would be, continuing; provided that notwithstanding the foregoing, no principal (or any portion thereof) of any Subordinated Indebtedness may be paid (whether upon maturity, redemption, acceleration or otherwise) so long as this Note is outstanding and for at least 91 days thereafter.

                    (e) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not, nor permit any of its Subsidiaries to, directly or indirectly,

                         (i) Declare or pay any dividend or other  distribution,
or permit any Subsidiary to declare or pay any dividend or other distribution, in each case directly or indirectly, on account of any equity of the Company or any Subsidiary, except:

                              (A)  any   Subsidiary   of  the  Company  may  pay
dividends or make other distributions to the Company or any Subsidiary;

                              (B) the Company may pay  dividends  in the form of
common stock or preferred stock otherwise permitted to be issued hereunder (but in no event in the form of redeemable preferred equity requiring any payment prior to the Maturity Date); or

                         (ii)  Make  any  repurchase,   redemption  (other  than
redemption of the Notes in accordance with the terms hereof), retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity of the Company or any Guarantor or any direct or indirect parent of the Company or any Guarantor, now or hereafter outstanding or make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of equity of the Company or any Guarantor, now or hereafter outstanding, except, (x) from and after the second (2nd) anniversary of the Reissue Date, the Company and the Guarantors may repurchase common stock held by employees, officers, and/or directors pursuant to any Approved Stock Plan upon the termination, retirement or death of any such employee, officer, and/or director in accordance with the provisions of such plan or pursuant to any special incentive bonus plans pursuant to the terms thereof, provided that, as to any such repurchase, each of the following conditions is satisfied: (A) as of the date of the payment for such repurchase and after giving effect thereto on a pro forma basis, no Event of Default shall exist or have occurred and be continuing, (B) such repurchase shall be paid with funds legally available therefor, (C) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which the Company or any Guarantor is a party or by which the Company or such Guarantor or its or their property are bound, and (D) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $2,000,000 and (y) prior to such second (2nd) anniversary of the Reissue Date, Company and the Guarantors may repurchase common stock held by employees, officers, and/or directors pursuant to any Approved Stock Plan upon the termination, retirement or death of any such employee, officer, and/or director in accordance with the provisions of such plan or pursuant to any special incentive bonus plans pursuant to the terms thereof, provided that, as to any such repurchase, each of the following conditions is satisfied: (A) as of the date of the payment for such repurchase and after giving effect thereto on a pro forma basis, no Event of Default shall exist or have occurred and be continuing, (B) such repurchase shall be paid with funds legally available therefor, (C) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which the Company or any Guarantor is a party or by which the Company or such Guarantor or its or their property are bound, and (D) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $50,000;

                         (iii)  Return any equity to any  shareholders  or other
equity holders of the Company or any of its Subsidiaries, or make any other distribution of property, assets, equity, warrants, rights, options, obligations or securities thereto as such (other than as permitted hereunder or, in the case of such distribution of property or assets, to the extent not otherwise prohibited hereunder);

                         (iv)  Pay  any  management  fees or any  other  fees or
expenses (including the reimbursement thereof by the Company or any Guarantor) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of the Company or any Guarantor or other Affiliates except any such management fees or any other fees or expenses (x) paid to the Company or any Guarantor (whether paid by the Company, any Guarantor or any other Subsidiary or Affiliate of the Company), (y) paid by SeaMaster China to Sea Master Hong Kong (each as defined in the Senior Loan Agreement); and/or (z) paid by a Subsidiary that is not the Company or a Guarantor to a Subsidiary that is not the Company or a Guarantor or

                         (v) Directly or  indirectly  make or commit to make any
optional prepayment of, or otherwise repurchase any Indebtedness that is subordinated in right of payment to the Notes, including without limitation, any Subordinated Indebtedness.

                    (f) MERGER AND ACQUISITION ACTIVITIES. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than with respect to contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not and shall not cause or permit any of its Subsidiaries to merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it or wind up, liquidate or dissolve, or permit any Subsidiary to do any of the foregoing, except that, subject to compliance with Section 5 hereof, (w) the Company or any Subsidiary organized under the laws of a jurisdiction in the United States may merge with and into or consolidate with the Company or any Subsidiary organized under the laws of a jurisdiction in the United States, and any Foreign Subsidiary may merge with or consolidate with the Company or any Subsidiary organized under the laws of a jurisdiction outside of the United States that is acceptable to the Collateral Agent, provided that each of the following conditions is satisfied: (A) the Collateral Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of the Company or such Subsidiary to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to the Collateral Agent, the Persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the Persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (B) the Collateral Agent shall have received such other information with respect to such merger or consolidation as the Collateral Agent may reasonably request, (C) the rights of the Collateral Agent and any Holder in any Collateral, including, but not limited to, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation, (D) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (E) upon the Collateral Agent's request, the surviving entity shall expressly confirm, ratify and assume the obligations under this Note, the Other Notes and the Security Documents in writing, in form and substance satisfactory to the Collateral Agent, and (F) the Collateral Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State or equivalent Governmental Authority in the applicable jurisdiction (with a copy as filed promptly after such filing), (x) the Company or any Subsidiary may merge with and into or consolidate with another Person pursuant to a Permitted Acquisition; provided that (A) the other party to such merger or consolidation shall be organized under the laws of a jurisdiction, and the surviving entity shall be organized under the laws of a jurisdiction, in each case that is acceptable to the Collateral Agent, or if the Company or any such Subsidiary is organized under the laws of a jurisdiction in the United States, such other party shall be organized under the laws of a jurisdiction in the United States, (B) the surviving entity shall expressly confirm, ratify and assume the obligations under this Note, the Other Notes and the Security Documents in writing, in form and substance satisfactory to the Collateral Agent, and (C) the Company or such Subsidiary shall expressly confirm, ratify and assume the obligations under this Note, the Other Notes and the Security Documents, the Intercreditor Agreement and each other security document for the benefit of the Collateral Agent delivered pursuant to the Securities Purchase Agreement to which the Company or such Guarantor was a party in writing, in form and substance satisfactory to the Collateral Agent, (y) MLI Acquisition Corp. may merge with and into MLI pursuant to the Merger and (z) the sale, merger or dissolution involving FMI Blocker permitted under Section 14(h).

                    (g) REPORTING REQUIREMENTS. Unless the same is available on EDGAR prior to or on the applicable due date set forth herein, until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall furnish to the Holder:

                         (i)  within 45 days  after the end of each of the first
three fiscal quarters of each fiscal year of the Company and its Subsidiaries (unless the 45th day is not a Business Day, in which case the period shall extend to the next Business Day or unless an appropriate extension is filed with the SEC, in which case the period shall be extended as provided by the applicable securities laws for up to five days) (A) consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Company and its Subsidiaries as at the end of such quarter, and (B) on and after the end of the first twelve (12) months of the Company and its Subsidiaries ending after the November 8, 2006, for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year setting forth in comparative form any projections with respect thereto, in each case all in reasonable detail and certified by an authorized officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries on a consolidated basis as of the end of such quarter and the results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Company and its Subsidiaries furnished to the Holder, subject to the absence of footnotes and normal year-end adjustments;

                         (ii)  within 90 days after the end of each  Fiscal Year
of the Company and its Subsidiaries (unless the 90th day is not a Business Day, in which case the period shall extend to the next Business Day or unless an appropriate extension is filed with the SEC, in which case the period shall be extended as provided by the applicable securities laws for up to 15 days), consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, and on and after the end of the first Fiscal Year of the Company and its Subsidiaries ending after the November 8, 2006, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year and for any projections with respect thereto previously provided to the Holder, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of nationally recognized standing selected by the Company (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 14(l);

                         (iii) simultaneously with the delivery of the financial
statements of the Company and its Subsidiaries required by clauses (i) and (ii) of this Section 14(g), a certificate of an authorized officer of the Company (A) stating that such authorized officer has reviewed the provisions of the Notes and has made or caused to be made under his or her supervision a review of the condition and operations of the Company and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Company and its Subsidiaries were in compliance with all of the provisions of the Notes at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such authorized officer has no knowledge of, the existence during such period of an Event of Default or, if an Event of Default existed, describing the nature and period of existence thereof and the action which the Company and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations of the financial covenants set forth in Section 14(l);

                         (iv) Intentionally Omitted;

                         (v) within four (4) Business  Days after  submission to
any Governmental Authority, all material documents and information furnished to such Governmental Authority in connection with any material investigation of the Company or any Guarantor other than routine inquiries by such Governmental Authority;

                         (vi) within four (4) Business Days after Company and/or
Guarantor(s) obtain knowledge of any Default, the occurrence of any Event of Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an authorized officer of the Company setting forth the details of such Default, Event of Default or other event or development that could reasonably be expected to have a Material Adverse Effect and the action which the Company or any of its Subsidiaries proposes to take in respect thereof;

                         (vii)  within  four (4)  Business  Days of  receipt  by
Company, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                         (viii)  within  four (4)  Business  Days of  receipt or
delivery by Company or any of its Subsidiaries, all material notices, certificates and financial statements delivered to or to be delivered by the Company or any of its Subsidiaries under the terms of the Acquisition Documents;

                         (ix) within four (4) Business  Days after so sending or
filing, copies of all statements, reports and other material information the Company or any Subsidiary sends to or files with any national (domestic or foreign) securities exchange;

                         (x) within  four (4)  Business  Days  after  receipt by
Company or any Guarantor, copies of all material financial reports, if any, submitted to the Company or any Guarantor by its auditors in connection with any annual or interim audit of the books thereof; and

                         (xi) within four (4) Business  Days of delivery of such
information, such other information concerning the condition or operations, financial or otherwise, of the Company or any Guarantor as the Holder may from time to time reasonably request; provided, that if such information is reasonably determined by the Company to be competitively sensitive and to be material, non-public information, then the Company need not disclose such information unless Holder first enters into a reasonable confidentiality agreement relating to such information.

                    (h) PRESERVATION OF EXISTENCE, ETC. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, where the failure to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary set forth in this Note, without the consent of any Holder, a Subsidiary may be dissolved by merger into a Guarantor or the Company, or, if not a Guarantor, dissolved, and FMI Blocker, Inc. may be dissolved, by merger or otherwise, or sold; provided that all assets thereof shall theretofore have been transferred to the Company and/or one or more other Guarantors.

                    (i) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

                    (j) FISCAL YEAR. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall cause the Fiscal Year of the Company and its Subsidiaries to end on or about December 31 of each calendar year unless the agent under the Senior Loan Agreement consents to a change in such Fiscal Year (and appropriate related changes to the Senior Loan Agreement), which change, if so approved, shall automatically become applicable to the Notes.

                    (k) INTENTIONALLY OMITTED.

                    (l) FINANCIAL COVENANTS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), neither the Company nor any of the Guarantors shall, unless the Required Holders shall otherwise consent in writing:

                         (i)  TOTAL  LEVERAGE  RATIO.  Permit  the  ratio of Net
Senior Indebtedness to Consolidated EBITDA of the Company and its Subsidiaries for the twelve (12) consecutive months ending on the last day of the month set forth on SCHEDULE 14(l)(i) hereto to be greater than the applicable ratio for such date set forth on such Schedule; provided that for the purposes of calculating the ratio of Net Senior Indebtedness to Consolidated EBITDA under this Section 14(l)(i) for the three (3) consecutive months ending on June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007, EBITDA shall be equal to $2,915,000, $5,217,000, $4,084,225 and ($565,000), respectively. With respect to all measurement periods ending after December 31, 2007, the Holder and the Company acknowledge and agree that the Total Leverage Ratio levels set forth in Schedule 14(l)(i) hereto shall be set at levels identical to the levels set forth in Section 6.03(a) (and Schedule 6.03(a)) of the Senior Loan Agreement for the same time periods (after taking into account the manner in which such ratio is calculated) minus or plus (as applicable) a ten percent (10%) variance to allow for a cushion (to Company's benefit) with respect thereto provided that such financial covenant shall only be measured quarterly;

                         (ii) CONSOLIDATED EBITDA. Permit Consolidated EBITDA of
the Company and its Subsidiaries for the periods ending on the last day of the month set forth on SCHEDULE 14(l)(ii) hereto to be less than the applicable amount for such period set forth on such Schedule. With respect to all measurement periods ending after December 31, 2007, the Holder and the Company acknowledge and agree that the EBITDA levels set forth in Schedule 14(l)(ii) hereto shall be set at levels identical to the levels set forth in Section 6.03(b) (and Schedule 6.03(b)) of the Senior Loan Agreement for the same time periods (after taking into account the manner in which EBITDA is calculated) minus or plus (as applicable) a ten percent (10%) variance to allow for a cushion (to Company's benefit) with respect thereto provided that such financial covenant shall only be measured quarterly; and

                         (iii) FIXED  CHARGE  COVERAGE  RATIO.  Permit the Fixed
Charge Coverage Ratio of the Company and its Subsidiaries for the period ending on the last day of the month set forth on SCHEDULE 14(l)(iii) hereto to be less than the applicable ratio for such period set forth on such Schedule. With respect to the periods ending after December 31, 2007, the Holder and the Company acknowledge and agree that the Fixed Charge Coverage Ratio levels set forth in Schedule 14(l)(iii) hereto shall be set at levels identical to the levels set forth in Section 6.03(c) (and Schedule 6.03(c)) of the Senior Loan Agreement for the same time periods (after taking into account the manner in which such ratio is calculated) minus or plus (as applicable) a ten percent (10%) variance to allow for a cushion (to Company's benefit) with respect thereto provided that such financial covenant shall only be measured quarterly.

If the Senior Loans outstanding on the date hereof are refinanced or otherwise replaced, the financial covenants set forth herein shall be identical to the financial covenants set forth in the loan documents that evidence the Senior Loans that replace the Senior Loans outstanding on the date hereof minus or plus (as applicable) a ten percent (10%) variance to allow for a cushion (to Company's benefit) with respect thereto provided that such financial covenants are reasonably satisfactory to the Required Holders. If such financial covenants are not reasonably satisfactory to the Required Holders, the Holder and the Company agree to use good faith best efforts to set new financial covenants (identical to the financial covenants set forth in the Other Notes) reasonably acceptable to the Required Holders and the Company. If after good faith best efforts, the Required Holders and the Company are unable to agree with respect to setting the level of such new financial covenants, the financial covenants set forth herein shall be automatically reset to the financial covenants set forth in Schedules 14(l)(i), 14(l)(ii) and 14(l)(iii) of the Notes in effect prior to the date hereof.

                    (m) DISPOSITIONS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), neither the Company nor any Guarantor shall, directly or indirectly make any Disposition or enter into any agreement to make any Disposition, except:

                         (i) the sale by the  Company or any  Subsidiary  of any
inventory in the ordinary course of business;

                         (ii) the sale or other  disposition  by the  Company or
any Subsidiary of obsolete or discontinued inventory, and the sale or other disposition by the Company or any Subsidiary of obsolete or worn-out equipment, in each case, in the ordinary course of business, whether now owned or hereafter acquired, provided that the aggregate amount of any such assets sold in any Fiscal Year shall not exceed $1,000,000;

                         (iii) in addition to the other  sales  permitted  under
this Section 14(m), the sale or other disposition of equipment or Real Property; provided that, each of the following conditions is satisfied in respect thereof:
(A) such proceeds as to any individual sale do not exceed $250,000; (B) as to an asset sale of Real Property or equipment of the Company or any Subsidiary, such proceeds from all such asset sales in respect of assets of the Company and such Subsidiary during any year shall not, after giving effect to such asset sale, in the aggregate exceed $1,000,000; (C) the proceeds are used to purchase other Real Property or equipment that will be free and clear of any Lien, except for Permitted Liens; (D) such new Real Property or equipment is and continues to be subject to the second priority perfected Lien of the Collateral Agent (subject to applicable Permitted Liens) unless the Person disposing of such Real Property or equipment is not a Guarantor; (E) such new Real Property or equipment is purchased within one hundred eighty (180) days after the sale or other disposition of the equipment or Real Property that was subject to such asset sale; and (F) as to an asset sale of Real Property or equipment of the Company or such Guarantor, until such time as the proceeds are so used and so long as no Event of Default exists or has occurred and is continuing, such proceeds will be held in a deposit account or investment account that is subject to a control agreement for the benefit of Collateral Agent and agent under Senior Loan Agreement or are otherwise subject to the Collateral Agent's perfected security interest and only released from such account for the payment of the purchase price of such new Real Property or equipment;

                         (iv) the sale, assignment,  lease or sublease,  license
or other disposition of property by the Company or any Subsidiary to the Company or any Guarantor; provided that, such property is subject to a perfected, second priority Lien in favor of the Collateral Agent (subject to Permitted Liens);

                         (v)  any  disposition  permitted  under  Section  14(f)
hereof;

                         (vi) the non-exclusive license of Intellectual Property
(as defined in the Securities Purchase Agreement) rights (including, without limitation, licenses) granted to a customer of the Company or any Subsidiary in the ordinary course of business, substantially consistent with past practice and not interfering in any material respect with the conduct of the business of the Company or any Subsidiary;

                         (vii) any lease or  sub-lease  of Real  Property to any
Person other than the Company or a Guarantor on terms and subject to conditions consistent with the market in respect of such lease or sub-lease at such time;

                         (viii) an asset sale of equipment or Real Property that
is part of the consideration for a Permitted Acquisition and each of the conditions to such Permitted Acquisition are satisfied, provided that, the aggregate value of all such equipment or Real Property subject to all of such asset sales, shall not exceed $1,000,000 and as of the date thereof and after giving effect thereto on a pro forma basis, no Event of Default shall exist or have occurred and be continuing;

                         (ix)  issuances  and sales of Equity  Interests  to the
extent permitted under Section 6.02(l) of the Senior Loan Agreement as in effect on the date hereof;

                         (x) any Permitted Lien;

                         (xi) an asset sale or other  disposition of assets as a
contribution to a Subsidiary or Affiliate as an investment in such Subsidiary or Affiliate to the extent permitted under Section 14(t)(v) hereof;

                         (xii)  the   transfer   of  funds  as  a   payment   on
Indebtedness or other obligations owing by or to the Company and/or any Subsidiary to the extent not otherwise prohibited hereunder;

                         (xiii)  investments and capital  contributions in or to
the Company and/or any of its Subsidiaries to the extent not prohibited hereunder;

                         (xiv)  Subject to the prior  approval  of the  Required
Holders:

                              (A) Disposition of non-strategic  business assets;
or

                              (B)   Dispositions   by  the   Company   and   its
Subsidiaries not otherwise permitted under this Section 14(m).

                    (n) FEDERAL RESERVE REGULATIONS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), neither the Company nor any of its Subsidiaries shall permit any of the Indebtedness under or the proceeds of this Note to be used for any purpose that would cause such Indebtedness to be a margin loan under the provisions of Regulation T, U or X of the Federal Reserve Board.

                    (o) INVESTMENT COMPANY ACT OF 1940. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), neither the Company nor any of its Subsidiaries shall engage in any business, enter into any transaction, use any securities or take any other action, or permit any of its Subsidiaries to do any of the foregoing, that would cause it to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                    (p) PROPERTIES. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), neither the Company nor any of its Subsidiaries shall permit any property of the Company or any Guarantor to become a fixture in respect of real property or to become an accession in respect of other personal property in respect of which real or personal property the Collateral Agent does not have a valid and perfected second priority Lien (subject to the Permitted Liens).

                    (q) AMENDMENT TO ACQUISITION DOCUMENTS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), neither the Company nor any of its Subsidiaries shall amend, modify, change, agree to any amendment, modification or other change to (or make any payment consistent with any amendment or other change to) or waive any of its rights under any of the Acquisition Documents.

                    (r) NO VIOLATION OF ANTI-TERRORISM LAWS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company and Guarantors shall not, and shall not permit any
Subsidiary to: (i) violate any of the prohibitions set forth in the Anti-Terrorism Laws applicable to any of them or the business that they conduct,
(ii) require the Collateral Agent or Holders to take any action that would cause the Collateral Agent or Holders to be in violation of the prohibitions set forth in the Anti-Terrorism Laws, it being understood that the Collateral Agent or any Holder can refuse to honor any such request or demand otherwise validly made by a the Company under this Note, (iii) knowingly conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Designated Person or any other Person identified in any List,
(iv) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law,
(v) repay the Notes with any funds derived from any unlawful activity with the result that the making of the Notes would be in violation of law, or (vi) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Company shall deliver to the Holder any certification or other evidence requested from time to time by the Holder in its reasonable discretion, confirming compliance with this
Section 14(r).

                    (s) TYPE OF BUSINESS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not, and shall not permit any of its Subsidiaries to, engage in any business, other than the businesses of the Company, the Guarantors and/or such Subsidiary on the Closing Date and any business reasonably related, similar, ancillary or complementary to the business in which the Company, the Guarantors or the Subsidiaries of the Company or the Guarantors were engaged on the Closing Date;

                    (t) LOANS, ADVANCES AND INVESTMENTS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Equity Interest or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, or permit any Subsidiary to do any of the foregoing, except:

                         (i) the  Acquisitions  contemplated  by the Acquisition
Documents;

                         (ii) loans  existing on the date hereof as set forth on
SCHEDULE 14(t) hereto, but not any increase in the principal amount thereof as set forth in such Schedule or any other modification of the terms thereof which is less favorable to any of the Company, the Guarantors, the Agent or the Holders than the existing terms;

                         (iii) any  investment  in cash or Cash  Equivalents  so
long as the deposit account, investment account or other account in which such cash or Cash Equivalents are held is subject to a control agreement for the benefit of the Collateral Agent and agent under

Senior Loan Agreement (or the Collateral Agent otherwise has a perfected security interest therein) and the Collateral Agent has a Lien in such account and cash or Cash Equivalents to the extent required under the Security Agreement;

                         (iv) loans, capital  contributions or other investments
by the Company or a Guarantor to the Company or another Guarantor on or after November 8, 2006; provided that, as of the date of any such loan, capital contribution or other investment and after giving effect thereto, the Company or Guarantor making such loan, capital contribution or other investment shall be Solvent;

                         (v) loans,  capital  contributions or other investments
by the Company or a Guarantor to a Subsidiary that is not organized under the laws of a jurisdiction in the United States of America or otherwise to any Subsidiary or Affiliate that is not a Guarantor; provided that, (A) the aggregate amount of all such loans at any time outstanding and all payments made for such capital contributions or other investments shall not, in the aggregate, exceed $12,000,000; (B) upon Collateral Agent's request, any obligations arising in connection with loans by the Company or a Guarantor to a Subsidiary or Affiliate that is not a Guarantor or the Company shall be secured by a valid and enforceable perfected security interest, lien and fixed and floating charge on the assets of such Subsidiary or Affiliate pursuant to agreements in form and substance satisfactory to the Collateral Agent and the Collateral Agent shall have received all of such agreements as duly executed and delivered by such parties, together with such related agreements and documents as the Collateral Agent may require; and (C) as of the date of any such loan, capital contribution or other investment, and after giving effect thereto, on a pro forma basis, no Default or Event of Default shall exist or have occurred and be continuing;

                         (vi)   Permitted   Acquisitions   including,    without
limitation the planned purchase of the Equity Interests of SeaMaster China by Sea Master Hong Kong or another Affiliate of the Company and the formation of a Subsidiary in connection therewith;

                         (vii)  dividends,  redemptions,  repurchases  and other
distributions permitted hereunder;

                         (viii) Company and its Subsidiaries  shall be permitted
to form  Subsidiaries  provided  that Company and its  Subsidiaries  comply with
Section 14(w) in connection therewith.

                    (u) TRANSACTIONS WITH AFFILIATES. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not, and shall not permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except:

                         (i)  to the  extent  necessary  or  desirable  for  the
prudent operation of its business and for fair consideration and on terms no less favorable to it than would be obtainable in a comparable arm's length transaction with a Person that is not an

Affiliate thereof; provided that, (A) if each party to such transaction is the Company or a Guarantor, then the consideration and terms may be less favorable to one of them to the extent it is more favorable to the other, provided that such other entity is Solvent (as defined in the Securities Purchase Agreement) at the time of the transaction or (B) if a party to such transaction is the Company or a Guarantor and the other is a Subsidiary or Affiliate that is not the Company or a Guarantor, the consideration and terms may be less favorable to such Subsidiary or Affiliate;

                         (ii)  transactions   expressly  permitted  by  Sections
14(d), 14(e) (other than clause (i)(B) thereof unless, with respect to transactions among Affiliates, the conditions set forth in Section 14(u)(i) are satisfied), 14(f) (other than clause (y) thereof unless, with respect to transactions among Affiliates, the conditions set forth in Section 14(u)(i) are satisfied), 14(m) and 14(t); or

                         (iii)  loans  existing  on the date hereof set forth on
SCHEDULE 14(u) hereto, but not any increase in the principal amount thereof as set forth in such Schedule or any other modification of the terms thereof.

                    (v) ENVIRONMENTAL. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall not, and shall not permit any of its Subsidiaries to, permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials (as defined in the Securities
Purchase Agreement) at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws (as defined in the Securities Purchase Agreement) and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials could not reasonable be expected to result in a Material Adverse Effect.

                    (w) FURTHER ASSURANCES. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), (i) the Company shall, and shall cause each Subsidiary not in existence on the Closing Date (other than in respect of any Foreign Subsidiary) to execute and deliver to the Collateral Agent, each in form and substance satisfactory to the Collateral Agent, promptly and in any event within ten (10) days after the formation, acquisition or change in status thereof (A) a Guaranty guaranteeing the obligations under the Notes, (B) a Security Agreement,
(C) if such Subsidiary has any  Subsidiaries,  a Pledge Agreement  together with
(1) if certificated, certificates evidencing (aa) all of the Equity Interests of any Person organized under the laws of the United States of America and owned by such Subsidiary or (bb) sixty-five (65%) percent of the Equity Interests of any person organized under the laws of a jurisdiction other than the United States of America and owned by such Subsidiary, provided that such certificates may be delivered to the agent under the Senior Loan Documents if the Permitted Senior Indebtedness has not been Paid in Full (as defined in the Intercreditor Agreement), (2) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed executed in blank with signature guaranteed, and (3) such opinion of counsel as the Collateral Agent may reasonably request, (D) to the extent that such Subsidiary has any interest in real property having a Current Value in excess of $250,000 in the case of a fee interest or requiring the payment of annual rent exceeding in the aggregate $250,000 in the case of a leasehold interest, upon the request of the

Collateral Agent or at the direction of Required Holder, each in form and substance satisfactory to the Collateral Agent: (1) Mortgages in respect of such real property and related assets located at the real property, each duly executed by such Person and in recordable form; (2) evidence of the recording of such Mortgages in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable second priority Lien (subject to Permitted Liens) on the Real Property and related assets intended to be covered thereby or to otherwise protect the rights of the Collateral Agent and Holders thereunder, (3) a Title Insurance Policy,
(4) a survey of such Real Property, certified to the Collateral Agent and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (5) Phase I environmental site assessments in respect of such real property, certified to the Collateral Agent by a company satisfactory to the Collateral Agent, and (6) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may require, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the second priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by any such Security Agreement, Pledge Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Transaction Documents and that all property and assets of such Subsidiary shall become Collateral for the obligations under the Notes, except as the Collateral Agent may otherwise agree; and

                         (ii) The  Company  shall,  or shall cause each owner of
the Equity Interests of any such Subsidiary to, execute and deliver promptly and in any event within three (3) days after the formation or acquisition of such Subsidiary after the date hereof, a Pledge Agreement, together with (A) if certificated, certificates evidencing (1) all of the Equity Interests of any such Subsidiary's Subsidiary organized under the laws of the United States of America, or (2) sixty-five (65%) percent of the Equity Interests of any such Subsidiary's Subsidiary organized under the laws of a jurisdiction other than the United States of America, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Collateral Agent.

                    (x) COMPLIANCE WITH LAWS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms (other than in respect of contingent indemnification obligations in respect of which no claim has been asserted), the Company shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations, judgments and orders (including, without limitation, all Environmental Laws) in each case material to the conduct of its business and operations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

               (15) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

               (16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. Except as otherwise provided herein, no amendment, modification or waiver of any provision of a Note or any of the other Transaction Documents, or consent to any departure by any Obligor or Holder therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Holders and the Obligors; provided that no amendment, modification, termination or waiver shall, unless in writing and signed by each holder of Notes directly affected thereby, (i) reduce the Principal and, provided, further, that no amendment, modification or waiver shall, unless in writing and signed by all Holders, (x) change the definition of "Required Holders" or the percentage of Holders required to take any action hereunder; (y) modify this Section 16 or (z) consent to the assignment, delegation or other transfer by the Company or any other Obligor of any of its rights and obligations under any Transaction Document, and provided further that to reduce the interest rate or any fees or extend the time of payment of Principal, interest or any fees, or waive any default, event of default or Event of Default, the consent of each holder of the Notes directly affected thereby is required.

               (17) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement provided that Holder and/or assignee give Company written notice of such assignment within ten (10) Business Days after the consummation of such assignment.

               (18) REISSUANCE OF THIS NOTE.

                    (a) TRANSFER. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with
Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any permitted assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

                    (b) LOST, STOLEN OR MUTILATED NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 18(d)) representing the outstanding Principal.

                    (c) NOTE EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 18(d) and in principal amounts of at least

$1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

                    (d) ISSUANCE OF NEW NOTES. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 18(a) or Section 18(c), the principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an original issuance date, as indicated on the face of such new Note, which is the same as the Original Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, if any, from the Interest Commencement Date.

               (19) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder's right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein in respect of payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein or in the Intercreditor Agreement, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

               (20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys' and financial advisory fees and disbursements.

               (21) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

               (22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

               (23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three
(3) Business Days submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time such investment bank or accountant receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

               (24) NOTICES; PAYMENTS.

                    (a) NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of each of the following actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor: confirmation of receipt of Conversion Notice (as required by Section 3(c)(i)); notice of the credit
Conversion Shares on DTC (if so credited pursuant to Section 3(c)(i)); confirmation of number of shares of Common Stock outstanding (as required by Section 3(d)(i)); delivery of an Event of Default Notice (as required by Section 4(b)); delivery of a Change of Control Notice (as required by Section 5(b)); notice of Purchase Rights (whenever such right arises pursuant to Section 6(a)); notice of other Corporate Events (whenever such events, as set forth in Section 6(b) occur); notice of adjustment of Conversion Price (whenever such adjustment is required to be calculated pursuant to Section 7(a)); delivery of the Optional Redemption Notice (as required by Section 8(a)); notice of and/or delivery of Event of Default Redemption Price or Change of Control Redemption Price (pursuant to Section 12(a)); delivery of an Other Redemption Notice (as required by Section 12(b)); determinations and/or calculations (as required by Section
23); other notices required by this Section 24, and disclosure of material nonpublic information (as required by Section 29). The Company will give written notice to the Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) in respect of any dividend or distribution upon the Common Stock,

(B) in respect of any pro rata subscription  offer to holders of Common Stock or
(C) for determining rights to vote in respect of any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

                    (b) PAYMENTS. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company or any payment agent located in the state of New York engaged by the Company for purposes of making payments under this Note and the Other Notes and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder of Note(s) may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction
Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of five percent (5.0%) per annum from the date such amount was due until the same is paid in full ("LATE CHARGE").

               (25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full (other than contingent indemnification obligations in respect of which no claim has been asserted) or all remaining amounts outstanding hereunder are converted to Common Stock, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

               (26) WAIVER OF NOTICE. Except as otherwise expressly set forth herein, to the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

               (27) GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

               (28)  CERTAIN  DEFINITIONS.   For  purposes  of  this  Note,  the
following terms shall have the following meanings:

                    (a) "ACQUISITIONS" shall have the meaning set forth in the Securities Purchase Agreement.

                    (b)   "ANTI-TERRORISM   LAWS"   means   the  OFAC  Laws  and
Regulations and the Executive Orders as each of such terms is defined in Section
5.32 of the Senior Loan Agreement and the USA Patriot Act.

                    (c) "APPLICABLE MARGIN" means the amount determined as follows:


        Ratio of Net Senior
        Indebtedness to Consolidated
        EBITDA                             Applicable Margin


        Greater than 3.0:1.0                           4.50%


        Equal to or less than 3.0:1.0 but              4.25%
        greater than 2.5:1.0


        Equal to or less than 2.5:1.0 but              4.00%
        greater than 2.0:1.0

        Ratio of Net Senior
        Indebtedness to Consolidated
        EBITA                              Applicable Margin


        Equal to or less than 2.0:1.0 but              3.75%
        greater than 1.5:1.0


        Equal to or less than 1.5:1.0                  3.50%


provided that, (a) the Applicable Margin shall be calculated and established once each Fiscal Quarter based on the ratio of Net Senior Indebtedness (as defined in the Senior Loan Agreement) to Consolidated EBITDA of the Company and its Subsidiaries for the immediately preceding twelve (12) month period ending as of the last day of the immediately preceding fiscal quarter and shall remain in effect until adjusted thereafter after the end of the next fiscal quarter,
(b) each adjustment to the Applicable Margin shall be effective on the date that the Holder receives the financial statements of the Company and its Subsidiaries for the immediately preceding Fiscal Quarter in accordance with Section 14(g) and shall remain in effect until adjusted thereafter during the next Fiscal Quarter, (c) the failure to deliver the financial statements pursuant to Section 14(g) hereof on the required date shall automatically cause the Applicable Margin to be the highest applicable rate set forth above, effective as of the date on which the delivery of the financial statements was otherwise required until the date on which such financial statements are so delivered to the Holder at which time the Applicable Margin shall be adjusted in accordance with clause
(a) above, (d) in the event that any of the information provided to the Holders which is used in the calculation of the Applicable Margin for any period is subsequently restated or is otherwise changed thereafter, then if the Applicable Margin for the applicable period would have resulted in a higher rate, the Company shall pay to the Holder any additional amount in respect of interest that would have been required based on the higher Applicable Margin on the subsequent interest payment date, and (e) notwithstanding anything to the contrary set forth herein, until the effective date set forth in clause (b) above that follows the last day of the fourth full Fiscal Quarter after November 8, 2006, the Applicable Margin shall be equal to the greater of (i) the amount determined as set forth above based on the ratio of Net Senior Indebtedness to Consolidated EBITDA of the Company and its Subsidiaries for the immediately preceding twelve (12) month period ending as of the last day of each Fiscal Quarter prior thereto after giving pro forma effect to the Acquisitions, the Senior Loan and the other transactions contemplated hereunder and (ii) four and one half percent (4.50%) per annum.

                    (d) "APPROVED STOCK PLAN" means any employee benefit plan (including, without limitation, any equity compensation plan, restricted stock plan and/or employee stock ownership plan) or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company or any Subsidiary.

                    (e) "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.), as amended, and any successor statute.

                    (f) "BLOOMBERG" means Bloomberg Financial Markets.

                    (g) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                    (h) "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, and any State thereof, the District of Columbia or any foreign jurisdiction, having capital, surplus and undivided profits aggregating in excess of $500,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poors Rating Services or at least P-1 or the equivalent there of by Moody's Investor Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, or (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

                    (i) "CALENDAR QUARTER" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

                    (j) "CAPITALIZED LEASE" means, in respect of any Person, any lease of real or personal property by such Person as lessee which is (a) required under GAAP to be capitalized on the balance sheet of such Person or (b) a transaction of a type commonly known as a "synthetic lease" (i.e., a lease transaction that is treated as an operating lease for accounting purposes but in respect of which payments of rent are intended to be treated as payments of principal and interest on a loan for federal income tax purposes).

                    (k) "CAPITALIZED LEASE OBLIGATIONS" means, in respect of any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                    (l) "CHANGE OF CONTROL" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of Common Stock, in which holders of the Company's voting power immediately prior to such reorganization,
recapitalization  or  reclassification   continue  after  such   reorganization,
recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities; or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

                    (m) "CHANGE OF CONTROL PREMIUM" means (i) in the first 18 months following the Original Issuance Date, 120%, (ii) in the period starting 18 months from the Original Issuance Date and ending 42 months from the Original Issuance Date, 115%; and (iii) thereafter, 110%.

                    (n) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                    (o) "CLOSING DATE" shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued certain of the Notes pursuant to the terms of the Securities Purchase Agreement.

                    (p) "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes and the Warrants.

                    (q) "CONSULTANT" means Alvarez & Marsal, Inc. and any replacement or successors thereto selected by Company and reasonably acceptable to Required Holders.

                    (r) "CONTINGENT OBLIGATION" means, in respect of any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (w) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (x) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (y) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (z) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided that, the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                    (s) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

                    (t) "DEFAULT" means any event that with notice or lapse of time, or both, would give rise to an Event of Default.

                    (u) "DESIGNATED PERSON" means a Person either (i) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (ii) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.

                    (v) "DISPOSITION" means any transaction, or series of related transactions, pursuant to which the Company or any of its Subsidiaries sells, issues, assigns, transfers, conveys, leases or subleases, licenses or otherwise disposes of, or permits any Subsidiary to sell, issue, assign, transfer, convey, lease or sublease, license or otherwise dispose of, in each case whether in one transaction or a series of related transactions, all or any part of its business, property or assets, or any interest therein, whether now owned or hereafter acquired (or agrees to do any of the foregoing), or permits or suffers any other Person to acquire any interest in its business, assets or property (or agrees to do any of the foregoing).

                    (w) "ELIGIBLE MARKET" means the Initial Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

                    (x) "EQUITY CONDITIONS" means each of the following conditions: (i) on each day during the period beginning three (3) months prior to the applicable date of determination and ending on and including the applicable date of determination (the "EQUITY CONDITIONS MEASURING PERIOD"), either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) during the Equity Conditions Measuring Period the Common Stock is designated for quotation on any Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company and suspensions occurring upon the listing of the Common Stock on another Eligible Market (other than the Initial Principal Market)) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(c)(ii) hereof (and analogous provisions under the Other Notes) and Sections 2(a) of the Warrants; (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof and the rules or regulations of any applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental
Transaction which has not been abandoned, terminated or consummated, (B) an Event of Default or (C) an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon conversion of the Notes and shares of Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (viii) the Stockholder Approval (as defined in the Securities Purchase Agreement) shall have been obtained, if required; and (ix) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

                    (y) "EQUITY CONDITIONS FAILURE" means the failure to satisfy one or more of the Equity Conditions set forth above.

                    (z) "EQUITY INTERESTS" means, in respect of any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

                    (aa) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                    (bb) "ERISA AFFILIATE" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company or any of its Subsidiaries under Internal Revenue Code Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of the Company or any of its Subsidiaries under Internal Revenue Code Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, any organization subject to ERISA that is a member of an affiliated service group of which the Company or any of its Subsidiaries is a member under Internal Revenue Code Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the Internal Revenue Code, any Person subject to ERISA that is a party to an arrangement with the Company or any of its Subsidiaries and whose employees are aggregated with the employees of the Company or any of its Subsidiaries under Internal Revenue Code Section 414(o).

                    (cc) "EXCLUDED SECURITIES" means any Common Stock, Options or Convertible Securities, stock appreciation rights or other rights with equity features issued or issuable: (i) in connection with any Approved Stock Plan;
(ii) upon conversion of the Notes or PIPE Notes or the exercise of the Warrants or the Common PIPE Warrants (as defined in the Securities Purchase Agreement);
(iii) in connection with any Permitted Acquisitions, whether through an acquisition of shares or a merger of any business, assets or technologies, the primary purpose of which is not to raise equity capital and (iv) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Original Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Original Issuance Date.

                    (dd) "FISCAL QUARTER" means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company's "FISCAL YEAR" that ends on December 31, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

                    (ee) "FUNDAMENTAL TRANSACTION" means that the Company shall, directly or indirectly, in one or more related transactions, after the date hereof (i) be dissolved or liquidated or be the subject of a plan of dissolution or liquidation adopted by its stockholders; (ii) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons; (iii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person;
(iv) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (v) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination); (vi) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock; (vii) cease to have during any period of two (2) years, as the majority of its Board of Directors individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved); or (viii) fails to own, directly or indirectly, one hundred (100%) percent of the voting power (directly or indirectly) of the total outstanding voting stock of each of the Company and the Subsidiaries other than (A) pursuant to a sale of the voting stock of the Company or any Subsidiary permitted hereunder, (B) pursuant to a transfer of such voting stock to a Guarantor permitted herein, or (C) in the case of a Subsidiary is acquired after the date hereof pursuant to a Permitted Acquisition where less than one hundred (100%) percent of the voting power of the total outstanding voting stock of such Subsidiary is acquired.

                    (ff)  "GAAP"  means   United   States   generally   accepted
accounting principles, consistently applied.

                    (gg) "GOVERNMENTAL AUTHORITY" means any nation or government, any foreign, Federal, State, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                    (hh) "HEDGING AGREEMENT" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option in respect of any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                    (ii) "INDEBTEDNESS" means, in respect of any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (provided that neither trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than ninety (90) days after such payable was due under its original terms nor such trade payables , if outstanding longer, that are being contested or disputed by such Person in good faith in the ordinary course of business shall be deemed to constitute Indebtedness) and including any earn-outs or similar arrangements in connection with any acquisition of businesses by such Person, whether contingent or otherwise subject to any conditions or limitations; (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement in respect of property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property and all obligations and liabilities arising in connection with factoring arrangements or other arrangements in respect of the sale of receivables; (v) that portion of Capitalized Lease Obligations of such Person that is (or is required to be) classified as a liability on its balance sheet in conformity with GAAP; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all net obligations and liabilities, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA in respect of any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates in respect of any Multiemployer Plan; and
(xi) all obligations referred to in clauses (i) through (x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. None of (1) any Approved Stock Plan,
(2) the Summit Global Logistics, Inc. Equity Incentive Plan, (3) the Summit Global Logistics, Inc. Management Incentive Plan, (4) the Summit Global Logistics, Inc. Severance Benefit Plan or (5) the Summit Global Logistics, Inc. Supplemental Executive Retirement Plan or any obligations under any of them shall be "Indebtedness" for purposes hereof.

                    (jj)   "INITIAL   PRINCIPAL   MARKET"   means  the  National
Association of Securities Dealers Inc.'s OTC Bulletin Board.

                    (kk) "INSOLVENCY PROCEEDING" means (a) any proceeding by or against any Person seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, administration, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors (including, but not limited to, any case in respect of any such Person under any provision of the Bankruptcy Code), or seeking the entry of an order for relief or the appointment of a receiver, administrative receiver, administrator, manager, examiner, trustee, custodian, liquidator, sequestrator or other similar official for any such Person or for any substantial part of its property under any provision of the Bankruptcy Code or under any other Federal, State or other foreign bankruptcy, insolvency, receivership, liquidation or similar law now or hereafter in effect, or (b) the appointment of a receiver, administrative receiver, administrator, manager, examiner, trustee, liquidator, custodian, sequestrator or similar official for such Person or a substantial part of its assets shall occur under any Federal, State or foreign bankruptcy, insolvency, receivership, liquidation or similar law now or hereafter in effect.

                    (ll) "INTEREST PERIOD" means (i) initially, the period commencing on the Interest Commencement Date and ending on the nine month anniversary of the Interest Commencement Date and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending nine months thereafter.

                    (mm) "INTEREST RATE" means, in respect of any Interest Period, a rate per annum equal to LIBOR plus the Applicable Margin then in effect provided that for purposes of calculating the Interest Rate for the Calendar Quarter ending on June 30, 2007, the Interest Rate shall be calculated based upon the definition of Applicable Margin set forth in this Amended and Restated Senior Secured Convertible Note.

                    (nn) "LIBOR", in respect of any Interest Period, shall mean the nine-month London Interbank Offered Rate for deposits in U.S. dollars, as quoted from time to time on Bloomberg as of approximately 11:00 a.m., London time, on the second Business Day prior to the first day of such Interest Period.

                    (oo) "LIEN" means any mortgage, deed of trust, deed to secure debt or similar instrument, pledge, lien (statutory or otherwise), security interest, charge, attachment, assignment or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

                    (pp) "LIST" means that certain list maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or on any other similar list maintained by the OFAC pursuant to any authorizing statute, executive order or regulation.

                    (qq) "MATERIAL CONTRACT" means (i) the Acquisition Documents, (ii) each contract or agreement to which the Company or any of their Subsidiaries is a party involving aggregate consideration payable to or by such Person of $1,000,000 or more in any twelve month period and (iii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of the Company and its Subsidiaries (taken as a whole).

                    (rr) "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any Guarantor or any ERISA Affiliates has contributed to, or has been obligated to contribute.

                    (ss) "NET SENIOR INDEBTEDNESS" means in respect of any Person at any date, the amount equal to: (a) the sum of (i) the Consolidated
Indebtedness of such Person plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of such Person which are outstanding more than ninety (90) days past due under its original terms and which are not being contested or disputed by such Person in good faith in the ordinary course of business minus (b) in the case of the Company and its Subsidiaries, the sum of (i) cash on the balance sheet of such Person as set forth in such Person's financial statements in the form filed with the SEC for the fiscal quarter immediately prior to such date plus (ii) the Subordinated Indebtedness of such Person plus (iii) the Indebtedness evidenced by the Notes.

                    (tt) "NEW HOLDERS" means the holders of the New Notes (as defined in the Second Amendment to Securities Purchase Agreement (Notes and Warrants) and the First Amendment to Joinder Agreement dated as of May __,
2007).

                    (uu) "OBLIGORS" means the Company and the Guarantors, collectively.

                    (vv) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                    (ww) Intentionally Omitted.

                    (xx) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

                    (yy) "PERMITTED ACQUISITION" means the Acquisitions (as defined in the Securities Purchase Agreement) and any other acquisition by the Company and/or any of its Subsidiaries, whether by purchase, merger or otherwise, whether or not involving cash and/or stock consideration; provided that,

                         (i)  immediately  prior  to,  and after  giving  effect
thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                         (ii) all transactions in connection  therewith shall be
consummated in accordance with applicable laws;

                         (iii)  in  the  case  of  the   acquisition  of  Equity
Interests, (A) all of the Equity Interests (except for any such securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Company in connection with such acquisition shall be owned 100% by the Company or a Subsidiary, and the Company shall have taken, or caused to be taken, as of the date such Person is or becomes a Subsidiary of the Company or of another Subsidiary, each of the actions set forth in Section 5(l) of the Security Agreement unless such Person becomes a Foreign Subsidiary and (B) in the case of a joint venture, all of the Equity Interests (except for any such securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired by Company and/or Subsidiaries in connection with such acquisition shall be owned 100% by the Company or a Subsidiary as applicable, and the Company shall have taken, or caused to be taken, as of the date of such acquisition, each of the actions set forth in Section 5(l) of the Security Agreement unless such Person is a Foreign Subsidiary;

                         (iv)  the  Company  and its  Subsidiaries  shall  be in
compliance with the financial covenants set forth in Section 14(l) hereof on a pro forma basis after giving effect to such acquisition as of the last day of the fiscal quarter most recently ended;

                         (v) the Company shall have  delivered to the Collateral
Agent (as defined in the Security Agreement), at least ten (10) Business Days prior to such proposed acquisition, a certificate certifying Company's compliance with Section 14(l), together with all relevant financial information in respect of such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any information necessary to (A) demonstrate compliance with Section 14(l) hereof and (B) enable Collateral Agent to perfect its security interest in the acquired assets and/or Equity Interests in accordance with the Security Agreement and the Pledge Agreement (other than the assets of and Equity Interests of and issued by entities organized outside of the United States);

                         (vi) the cash  consideration  for any such  acquisition
(excluding therefrom earnouts, deferred purchase price payments, Special Incentive Bonuses and Subordinated Indebtedness derived or arising in connection therewith) shall not exceed the amount of loans then available in respect of the Permitted Indebtedness plus the Company's cash and Cash Equivalents on hand provided that Company and/or its Subsidiaries shall have at least $2,500,000 of cash and Cash Equivalents on hand and/or availability under the Senior Loan Agreement after giving effect to the applicable Permitted Acquisition; and

                         (vii)  the  acquired   business   and/or  assets  shall
comprise assets used in, or be an operating company or a division of an operating company that engages in, a line of business substantially similar, complimentary or related to the business that the Company, Guarantors or their Subsidiaries are engaged in on the date hereof.

                    (zz) "PERMITTED INDEBTEDNESS" means:

                         (i) Permitted Senior Indebtedness;

                         (ii)  Contingent  Obligations  of the Company or any of
its Subsidiaries in respect of any Indebtedness described in this definition of Permitted Indebtedness which the Company or such Subsidiary is otherwise permitted to incur hereunder;

                         (iii) (A) contingent Indebtedness of the Company or any
of its Subsidiaries existing on November 8, 2006 pursuant to the earn-outs and deferred purchase price payments under the Acquisition Documents in accordance with the terms thereof as in effect on November 8, 2006 and (B) contingent Indebtedness of the Company or any of its Subsidiaries arising after November 8, 2006pursuant to earn-outs and/or deferred purchase price payments under any Permitted Acquisition(s) consummated after November 8, 2006, provided that such Indebtedness under clause (B) shall not exceed $30,000,000 in the aggregate;

                         (iv)  any  other  Indebtedness  of the  Company  or any
Subsidiary listed on SCHEDULE 28(yy) hereto;

                         (v) purchase money  Indebtedness  of the Company or any
Subsidiary (including purchase money Capitalized Leases and including all reimbursement, payment or other obligations and liabilities of the Company or such Subsidiary created or arising under any conditional sales or other title retention agreement in respect of property used and/or acquired by the Company or such Subsidiary, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property) arising after November 8, 2006to the extent secured by purchase money security interests in equipment (including Capitalized Leases) and purchase money mortgage, deed of trust, deed to secure debt or similar instruments on Real Property not to exceed $5,000,000 in any Fiscal Year or $15,000,000 in the aggregate at any time outstanding (in each case including both purchase money Indebtedness secured by equipment and Real Property) so long as such security interests and mortgage, deed of trust, deed to secure debt or similar instruments do not apply to any property of the Company or any Subsidiary other than the equipment or Real Property so acquired and other equipment or Real Property financed by such lender to the extent that such financing constitutes Permitted Indebtedness and is evidenced by an agreement that includes customary provisions requiring cross-collateralization thereof, and the Indebtedness secured thereby does not exceed the cost of the equipment or Real Property so acquired and the cost of other equipment or Real Property financed by such lender to the extent that such financing constitutes Permitted Indebtedness and is evidenced by an agreement that includes customary provisions requiring cross-collateralization thereof, as the case may be;

                         (vi)  Indebtedness  of the  Company  or any  Subsidiary
arising pursuant to loans or advances by the Company or a Guarantor to the Company or such Subsidiary permitted under Sections 14(t) and 14(u);

                         (vii) contingent  Indebtedness  existing on November 8,
2006in the form of Special  Incentive  Bonuses  (as  defined in the Senior  Loan
Agreement) to employees, directors and/or officers of the Company or any Subsidiary and/or to sellers of assets and/or Equity Interests, in each case, under the Acquisition Documents consisting of the TUG New York Bonus Agreement, the TUG Miami and Los Angeles Bonus Agreement and/or the TUG China Bonus Agreement, each as in effect on November 8, 2006;

                         (viii)  contingent  Indebtedness in the form of Special
Incentive Bonuses to employees, directors and/or officers of the Company or any Subsidiary and/or to sellers of assets and/or Equity Interests, in each case, in connection with any Permitted Acquisitions consummated after November 8, 2006; provided that (x) the sum of (A) the aggregate amount of payments in respect of such Indebtedness to employees, directors and/or officers of the Company or any Subsidiary and/or to such sellers, plus (B) the aggregate amount of cash consideration paid in respect of all Permitted Acquisitions (excluding earnouts and deferred purchase price payments) other than from the proceeds of the Common PIPE Offering and any other cash on hand, shall not exceed in the aggregate for (A) and (B), $7,500,000 and (y) the Company and its Subsidiaries shall not make, or be required to make, any payments in respect of such Indebtedness to employees, directors and/or officers of the Company or any Subsidiary and/or to such sellers unless as of the date of any such payment and after giving effect thereto, no Default or Event of Default under Section 4(a)(v), 4(a)(vii) or 4(a)(viii) shall be continuing;

                         (ix)   Indebtedness  to  employees,   directors  and/or
officers of the Company or any Subsidiary in the form of retention compensation not to exceed $1,000,000 in the aggregate outstanding at any time;

                         (x)  Indebtedness  of  the  Company  or  any  Guarantor
arising after November 8, 2006consisting of the reimbursement obligations to a financial institution in respect of letters of credit or bank guarantees issued by such financial institution for the account of the Company or any Guarantor, in the ordinary course of business; provided that (x) upon its request, the Collateral Agent shall have received true, correct and complete copies of all of agreements, documents and instruments relating to the facility pursuant to which such letters of credit are issued, and (y) in no event shall the aggregate amount of all such Indebtedness (contingent or otherwise) at any time exceed the amount equal to (A) $10,000,000 minus (B) the outstanding letter of credit obligations constituting Permitted Senior Indebtedness at such time;

                         (xi)  Indebtedness  of the Company  and the  Guarantors
arising after November 8, 2006issued in exchange for, or the proceeds of which are used to refinance, replace or substitute for all or any portion of the Indebtedness permitted under clauses (iv) or (v) of this definition (the "REFINANCING INDEBTEDNESS"); provided that as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (w) the Refinancing Indebtedness shall have a weighted average life to maturity and a final maturity equal to or greater than the weighted average life to maturity and the final maturity, respectively, of the Indebtedness being refinanced, replaced, or substituted for, (x) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least as subordinated (if subordinated) to, the obligations under this Note as the Indebtedness being refinanced, replaced or substituted for, (y) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Company, its Subsidiaries, the
Collateral Agent and the Holder than the terms of the Indebtedness being refinanced, replaced, or substituted for and (z) after giving effect to such refinancing, replacement or substitution, the principal amount of such
Indebtedness is not greater than the principal amount of Indebtedness outstanding immediately prior to such refinancing, replacement or substitution (or in the case of the refinancing, replacement or substitution of or for a revolving credit facility, the aggregate of the commitments of the lender or lenders under such facility);

                         (xii) In addition to all other Permitted  Indebtedness,
Subordinated Indebtedness of the Company or any Subsidiary arising on or after November 8, 2006, provided that (w) the Collateral Agent shall have received not less than ten (10) days prior written notice of the intention of the Company or such Subsidiary to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to the Holders the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as the Holders may request with respect thereto, (x) the Holders shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (y) in no event shall the aggregate principal amount of such Indebtedness at any time outstanding exceed $40,000,000 and (z) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

                         (xiii) Indebtedness of the Company and its Subsidiaries
arising after November 8, 2006consisting of obligations on surety or appeal bonds; provided that, (x) such surety or appeal bonds arise in the ordinary course of business and do not exceed at any time outstanding $5,000,000, and (y) in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral (other than deposits or pledges of cash permitted to secure such Indebtedness under clause (x) of the definition of the term Permitted Liens) in an agreement, in form and substance satisfactory to the Collateral Agent.

                         (xiv)  Indebtedness  of Sea  Master  Hong Kong  arising
after November 8, 2006 to Protex in an aggregate principal amount not to exceed $2,000,000 at any time, provided that, as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred; and

                         (xv)  Indebtedness  consisting of liabilities  incurred
under Title IV of ERISA in respect of any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates and withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates in respect of any Multiemployer Plan to the extent that in each case such Indebtedness does not otherwise constitute or give rise to an Event of Default;

                         (xvi) incentive bonus plans and other employee  benefit
plans of the Company and/or its Subsidiaries to the extent that obligations under such plans constitute "Indebtedness"; and

                         (xvii)  trade  payables  or  other   accounts   payable
incurred in the ordinary course of the Company's or any Subsidiary's business and not outstanding for more than one hundred and twenty (120) days after such amount is due by the Company or such Subsidiary or, if outstanding longer, that are being contested or disputed by the Company and/or such Subsidiary in good faith in the ordinary course of business.

                    (aaa) "PERMITTED LIENS" means:

                         (i) Liens securing the obligations under the Notes;

                         (ii) Liens on the Collateral  securing the Indebtedness
evidenced by the Senior Loan;

                         (iii) Liens securing the payment of taxes,  assessments
or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the

Company, or Guarantor or any other Subsidiary of the Company, as the case may be and in respect of which adequate reserves have been set aside on its books and for which payment is not required by the terms of Section 14(x);

                         (iv)  Liens   constituting   purchase   money  security
interests in equipment (including Capitalized Leases) and purchase money mortgages, deeds of trust, deeds to secure debt or similar instruments on real property to secure Indebtedness permitted under clause (v) of the definition of the term "Permitted Indebtedness";

                         (v)  Liens   imposed   by  law,   such  as   carriers',
warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than thirty (30) days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted; provided that they are subordinate to the Collateral Agent's Liens on the Collateral except to the extent of customary fees payable in respect of such obligations), and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                         (vi) Liens  described on SCHEDULE  28(zz),  but not the
extension of coverage thereof to other property or the increase of the Indebtedness secured thereby (other than in respect of accrued interest in accordance with the terms thereof);

                         (vii) Liens and the right of setoff against deposits of
cash by the Company, any Guarantor or any Subsidiary in the ordinary course of business with any financial institution at which a deposit account of the Company, such Guarantor or such Subsidiary is maintained to secure obligations of the Company, such Guarantor or such Subsidiary to such financial institution in connection with such deposit account and the cash management services provided by such financial institution for which such deposit account is used consistent with the current practices of the Company, such Guarantor or such Subsidiary as of the date hereof; provided that, such Liens are subordinate to the Collateral Agent's Liens on the Collateral except to the extent of customary fees, items returned unpaid and overdrafts payable in respect of such obligations;

                         (viii) Liens arising from (i) operating  leases and the
precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by the Company, any Guarantor or any Subsidiary located on the premises of the Company, such Guarantor or such Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of the Company, such Guarantor or such Subsidiary of the Company or such Guarantor and the precautionary UCC financing statement filings in respect thereof;

                         (ix) Liens in favor of customs and revenue  authorities
arising as a matter of law to secure payment of customs duties in connection with importation of goods in the ordinary course of business;

                         (x)   deposits   and  pledges  of  cash   securing  (i)
obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds permitted under clause (xiii) of the definition of the term Permitted Indebtedness;

                         (xi)  easements,   zoning   restrictions   and  similar
encumbrances on real property owned by the Company or any Subsidiary and minor irregularities in the title thereto that do not (x) secure obligations for the payment of money, or (y) materially impair the value of such property or its use by the Company or any Subsidiary in the normal conduct of the Company's or such Subsidiary business;

                         (xii)  Liens  resulting  from any  judgment or award so
long as (x) such judgment or award does not constitute an Event of Default under
Section 4(a)(xv) and (y) the enforcement of such judgment or award has been stayed by reason of a pending appeal or otherwise;

                         (xiii) licenses in respect of Intellectual  Property to
the extent permitted hereunder or under the other Transaction Documents (including, without limitation, Licenses);

                         (xiv)  Liens  of the  financial  institution  that  has
issued letters of credit or bank guarantees for the account of the Company or any Guarantor giving rise to Indebtedness of such Person permitted under clause
(x) of the definition of Permitted Indebtedness on cash and Cash Equivalents of such Person to secure the reimbursement obligations to such financial institution in respect of such letters of credit and bank guarantees; provided that, in no event shall the aggregate amount of such cash and Cash Equivalents at any time exceed the amount equal to one hundred five (105%) percent of the undrawn amount of such letters of credit and bank guarantees then outstanding;

                         (xv) Liens to secure  Refinancing  Indebtedness  to the
extent such Liens are otherwise permitted hereunder;

                         (xvi) pledges of any cash earnest money  deposits,  not
to exceed $3,000,000 in the aggregate, by the Company or any Subsidiary pursuant to a letter of interest or purchase agreement executed by the Company or such Subsidiary in connection with any Permitted Acquisition;

                         (xvii)  Liens  arising  under  Section  14(t)(v) on the
assets of a Subsidiary that is not the Company or a Guarantor to secure obligations arising under loans or advances by the Company or any Guarantor to such Subsidiary; and

                         (xviii)  the  pledge  of  cash  collateral  to  GMAC in
connection with that certain Termination and Release Agreement dated as of November 8, 2006in respect of letters of credit issued for the benefit of the Company and/or Guarantors.

                    (bbb) "PERMITTED SENIOR INDEBTEDNESS" means (i) the Senior Loan and all related obligations; PROVIDED, HOWEVER, that the aggregate principal amount of Permitted Senior Indebtedness outstanding at any time thereunder does not at any time exceed the

Maximum Senior Debt (as defined in the Intercreditor Agreement), and (ii) any guaranties of the Indebtedness described in clause (i) hereof.

                    (ccc) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

                    (ddd) "PIPE NOTES" means those certain convertible notes issued by Company to the Common PIPE Buyers (as defined in the Securities Purchase Agreement) on the date hereof in the aggregate original principal amount of $1,000,000.

                    (eee) "PRINCIPAL MARKET" means, from time to time, the Eligible Market upon which the Common Stock is admitted or listed and principally trades.

                    (fff) "REAL PROPERTY" means all now owned and hereafter acquired real property of the Company and each Subsidiary, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

                    (ggg) "REDEMPTION NOTICES" means, collectively, the Event of Default Redemption Notices, the Change of Control Redemption Notices and the Optional Redemption Notice, each of the foregoing, individually, a Redemption Notice.

                    (hhh) "REDEMPTION PREMIUM" means (i) in the case of the Events of Default described in Section 4(a)(i) - (vi) and (ix) - (xix), 120% or
(ii) in the case of the  Events of Default  described  in  Section  4(a)(vii)  -
(viii), 100%.

                    (iii) "REDEMPTION PRICES" means, collectively, the Event of Default Redemption Price, Optional Redemption Price and Change of Control Redemption Price and, each of the foregoing, individually, a Redemption Price.

                    (jjj) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement dated as of November 8, 2006by and among the Company and the initial holders of the Notes relating to, among other things, the registration for resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants as amended by Amendment No. 1 to the Registration Rights Agreement dated May __, 2007 as the foregoing may be amended, restated, supplemented and/or modified from time to time.

                    (kkk)  Intentionally Omitted.

                    (lll) "REQUIRED HOLDERS" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding; provided that any Note that is held by an Affiliate of the Company (other than the New Holders) shall not be deemed to be outstanding for purposes of the determination of "Required Holders".

                    (mmm) Intentionally blank.

                    (nnn) "SEC" means the United States Securities and Exchange Commission.

                    (ooo) "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement (Notes and Warrants) dated as of November 8, 2006by and among Maritime Logistics US Holdings Inc. (and the Company, pursuant to a Joinder Agreement dated as of the November 8, 2006) and the holders of the Notes, pursuant to which the Company issued the Notes, as amended by that certain First Amendment to Securities Purchase Agreement (Notes and Warrants) dated as of January 26, 2007 and that certain Second Amendment to Securities Purchase Agreement (Notes and Warrants) and the First Amendment to Joinder Agreement dated as of May __, 2007, as the foregoing may be amended, restated, supplemented and/or modified from time to time.

                    (ppp) "SENIOR LOAN" the principal of, interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) and all other amounts payable by the Company and/or any of its Subsidiaries, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before or after the commencement of any case in respect of the Company and/or any of its Subsidiaries under the U.S. Bankruptcy Code or any other insolvency proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable either in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, arising under or in connection with the Senior Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by the Company and/or any of its Subsidiaries to, with or in favor of the agent under the Senior Loan Agreement in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other agent or lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of such obligations), provided that the principal amount outstanding at any time thereunder shall not exceed the Maximum Senior Debt (as defined in the Intercreditor Agreement).

                    (qqq) "SENIOR LOAN AGREEMENT" means that certain Loan Agreement dated as of November 8, 2006by and among Fortress Credit Corp., in its capacity as administrative agent for the lenders party thereto, the lenders party thereto (such lenders and their respective successors and assigns, together with Fortress Credit Corp., as administrative agent or any successor or replacement agent, being collectively, "SENIOR LENDERS"), the Company and certain of the Subsidiaries as amended to date and as amended, restated, supplemented and/or modified from time to time.

                    (rrr) "SENIOR LOAN DOCUMENTS" has the same meaning as "LOAN DOCUMENTS" set forth in the Senior Loan Agreement.

                    (sss) "SUBORDINATED INDEBTEDNESS" means Indebtedness (secured or unsecured) incurred by the Company and/or its Subsidiaries that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing and expressly includes the Indebtedness evidenced by the PIPE Notes; provided that no such Indebtedness shall provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) other than with respect to the PIPE Notes, total cash interest at a rate in excess of eleven percent (11.0%) per annum.

                    (ttt) Intentionally blank.

                    (uuu) "SUBSIDIARY" means, from time to time, any entity in which the Company directly or indirectly, owns any of the capital stock or holds an equity or similar interest.

                    (vvv) "SUCCESSOR ENTITY" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

                    (www) "TRADING DAY" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the Eligible Market which is the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

                    (xxx) "VOTING STOCK" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                    (yyy) "WARRANTS" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

                    (zzz) "WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

               (29) DISCLOSURE. Notwithstanding any other provisions set forth herein or in any of the other Transaction Documents (including, without limitation, any reporting and/or notice requirements), the Company shall not, and shall cause its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding, the Company or any if its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Holder. If the Holder has, or believes it has, received from the Company any such material, nonpublic information regarding the Company or any of the Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within four (4) Trading Days of receipt of such notice, make public disclosure of such material, nonpublic information unless (i) the Company has in good faith determined that the matters relating to such notice do not constitute material non-public information about the Company or (ii) the notice is received from a Holder that is an Affiliate, shareholder, officer, director or employee of the Company or any of its Subsidiaries. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information with the prior approval by the Company. Holder shall not have any liability to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, none of the Company, any of its Subsidiaries or the Holder shall issue any press releases or any other public statements in respect of the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure in respect of such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable Requirements of Law.

               (30)  INTERCREDITOR   AGREEMENT.   This  Note  and  each  of  the
provisions hereof shall be subject to the Intercreditor Agreement.

                            [Signature Page Follows]

               IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Original Issuance Date set out above.


                              SUMMIT GLOBAL LOGISTICS, INC., formerly known as Aerobic Creations, Inc.


                              By:_________________________________________
                                 Name:
                                 Title:

                                    EXHIBIT I

                                     COMPANY

                                CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the "NOTE") issued to the undersigned by Company. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $0.001 per share (the "COMMON STOCK") of the Company, as of the date specified below.


        Date of Conversion:
                           -----------------------------------------------------

        Aggregate Conversion Amount to be converted:
                                                    ----------------------------

Please confirm the following information:

        Conversion Price:
                         -------------------------------------------------------

        Number of shares of Common Stock to
        be issued:
                  --------------------------------------------------------------

        Installment Amounts to be reduced and
        amount of reduction:
                            ----------------------------------------------------

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

        Issue to:
                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

                 ---------------------------------------------------------------

        Facsimile Number:
                         -------------------------------------------------------

        Authorization:
                      ----------------------------------------------------------

               By:
                  --------------------------------------------------------------

                   Title:
                         -------------------------------------------------------

Dated:
      --------------------------------------------------------------------------

        Account Number:
                       ---------------------------------------------------------
        (if electronic book entry transfer)


        Transaction Code Number:
                                ------------------------------------------------
        (if electronic book entry transfer)

                                 ACKNOWLEDGMENT

               The Company hereby acknowledges this Conversion Notice and hereby directs the Transfer Agent to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _______ __, 200_ from the Company and acknowledged and agreed to by [Continental]


                                   SUMMIT GLOBAL LOGISTICS, INC.


                                   By:__________________________________________
                                      Name:
                                      Title:

                                 Schedule 14(a)

                                      Rank

                                Schedule 14(l)(i)

                              Total Leverage Ratio

                               Schedule 14(l)(ii)

                               Consolidated EBITDA

                               Schedule 14(l)(iii)

                           Fixed Charge Coverage Ratio

                                 Schedule 14(t)

                         Loans, Advances and Investments

                                 Schedule 14(u)

                          Transactions with Affiliates

                                 Schedule 28(yy)

                         Existing Permitted Indebtedness

                                 Schedule 28(zz)

                            Existing Permitted Liens